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                                                                    EXHIBIT 23.3



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                            TITAN EXPLORATION, INC.

                                 EXHIBIT 23.3
                                      to
                                   Form S-3
                            Registration Statement
                                     Under
                          The Securities Act of 1933

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                                                                    Exhibit 23.3

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Titan Exploration, Inc.

     We consent to the use of our report dated March 6, 1998 on the consolidated financial statements of Titan Exploration, Inc. and subsidiaries as of and for the years ended December 31, 1997 and 1996 and for the period from March 31, 1995 (date of inception) through December 31, 1995, our report on the 1996 Acquisition for the years ended December 31, 1995, 1994 and 1993, our report on the 1995 Acquisition for the period ended December 11, 1995 and the years ended December 31, 1994 and 1993, and our report on the Pioneer Acquisition for the year ended December 31, 1996, each incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.



                                    KPMG LLP

Midland, Texas
February 12, 1999